Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Frank Cappello (216) 432-6278
SIFCO Industries, Inc. Receives Compliance Notification from AMEX
On September 8, 2006, SIFCO Industries, Inc. (“Company”) received a notification from the American Stock Exchange (“Amex”), the national securities exchange that maintains principal listing for the Company’s common stock, that the Company has resolved its continued listing deficiency referenced in the Amex’s letter to the Company dated June 27, 2006. Such resolution was based on the Amex’s review of SIFCO’s Form 8-K/A filed on August 21, 2006 with the U.S. Securities and Exchange Commission, which filing provided pro forma financial information related to the Company’s sale of the large aero portion of its turbine engine component repair business and certain related assets to SR Technics.
Forward-Looking Language
Certain statements contained in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.